Exhibit 4.2

GLOBAL PARTNERS LP,

GLP FINANCE CORP.,

THE GUARANTORS NAMED HEREIN

and

FS ENERGY AND POWER FUND

8.00% SENIOR NOTES DUE 2018

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 20, 2013

This SECOND SUPPLEMENTAL INDENTURE, dated as of December 20, 2013, is among Global Partners LP, a Delaware limited partnership (the “Company”), GLP Finance Corp., a Delaware corporation (“Finance Corp.,” and together with the Company, the “Issuers”), each of the parties identified under the caption “Guarantors” on the signature page hereto (the “Guarantors”) and FS Energy and Power Fund (the “Purchaser”).

RECITALS:

WHEREAS, the Issuers, the initial Guarantors and the Purchaser have entered into an Indenture, dated as of February 14, 2013 (as heretofore amended or supplemented, the “Indenture”), pursuant to which the Issuers have issued $70,000,000 in the aggregate principal amount of 8.00% Senior Notes due 2018 (the “Notes”), all of such Notes being held of record by the Purchaser;

WHEREAS, Section 9.01 of the Indenture provides that the Issuers, the Guarantors and Required Holders may, subject to Section 9.02, amend or supplement any provision of the Indenture, and it further provides that the Issuers and the existing Guarantors may supplement the Indenture to add additional Guarantors in respect of the Notes without the consent of any of the Holders;

WHEREAS, the Issuers desire (i) to amend the covenant set forth in Section 4.07 of the Indenture to increase the dollar amount of Equity Interests that the Company or any of its Restricted Subsidiaries may acquire in a calendar year without violating such covenant, (ii) to amend clause (4) in the definition of Permitted Debt in Section 4.09 to increase the size of the basket amounts therein and (iii) to add Global CNG LLC as an additional Guarantor (the “New Guarantor”) with respect to the Notes;

WHEREAS, all acts and things prescribed by the Indenture, by law and by the constituent documents of the Issuers and the Guarantors necessary to make this Second Supplemental Indenture a valid instrument legally binding on the Issuers and the Guarantors, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Guarantors and the Purchaser covenant and agree for the equal and proportionate benefit of the respective Holders as follows:

AGREEMENT:

This Second Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

This Second Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the parties hereto.

The Indenture is hereby amended (i) to substitute “$10.0” for “$5.0” in both places where the latter appears in the proviso to clause (5) of the second paragraph of Section 4.07 of the

Indenture and (ii) to substitute “$60.0” for “$30.0” and “5.5%” for “2.5%” in clause (4) of the definition of Permitted Debt in the second paragraph of Section 4.09.

From this date, and by executing this Second Supplemental Indenture, the New Guarantor is subject to the provisions of the Indenture to the extent provided for in Article 10 thereof.

Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

Issuers:

GLOBAL PARTNERS LP

By:	Global GP LLC, its General Partner

By:	/s/Eric Slifka
Eric Slifka
President and Chief Executive Officer

GLP FINANCE CORP.

By:	/s/Eric Slifka
Eric Slifka
President and Chief Executive Officer

Guarantors:

GLOBAL OPERATING LLC

By:	Global Partners LP,
its Sole Member

By:	Global GP LLC,
its General Partner

By:	/s/Eric Slifka
Eric Slifka
President and Chief Executive Officer

GLOBAL COMPANIES LLC
GLOBAL ENERGY MARKETING LLC
CHELSEA SANDWICH LLC
ALLIANCE ENERGY LLC
GLOBAL ENERGY MARKETING II LLC
CASCADE KELLY HOLDINGS LLC
GLOBAL CNG LLC

By:	Global Operating LLC,
its Sole Member

By:	Global Partners LP,
its Sole Member

By:	Global GP LLC,
its General Partner

By:	/s/Eric Slifka
Eric Slifka
President and Chief Executive Officer

GLOBAL MONTELLO GROUP CORP.
GLEN HES CORP.
BURSAW OIL LLC

By:	/s/Eric Slifka
Eric Slifka
President and Chief Executive Officer

Purchaser:

FS ENERGY AND POWER FUND

By:	GSO Capital Partners LP,
its sub-adviser

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory